Exhibit 99.1
McKESSON COMPLETES ACQUISITION OF PER-SE TECHNOLOGIES, INC.
SAN FRANCISCO, January 26, 2007 — McKesson Corporation (NYSE: MCK) announced that it has successfully completed the previously announced acquisition of Per-Se Technologies, Inc. (NASDAQ: PSTI) in an all-cash transaction that closed today.
About McKesson
     McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 174-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.
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Contact: Larry Kurtz
Vice President, Investor Relations
(415) 983-8418